Exhibit (99)


                               September 15, 1997


   National Research Corporation
   1033 "O" Street
   Lincoln, NE  68508

   Gentlemen:

             Immediately prior to the effective date of National Research Corporation's Registration Statement on Form S-1 relating to the proposed initial public offering of shares of its common stock, $.001 par value ("Common Stock"), I will become a director of National Research Corporation (the "Company"). Consequently, I hereby consent to the use of my name and all references to, and information about, me contained in the Company's Registration Statement on Form S-1 and the accompanying Prospectus for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock to be offered to the public. I also hereby consent to the use of this letter as an exhibit to said Registration Statement.

                                      Very truly yours,

                                      /s/ Patrick E. Beans

                                      Patrick E. Beans